Exhibit 10.4

EXECUTION VERSION

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 7, 2021, by and among VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (“Parent”), Dave Inc., a Delaware corporation (the “Company”) and the Holders (as defined below). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as set forth in that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“First Merger Sub”), Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Second Merger Sub”, together with First Merger Sub, the “Merger Subs”), and the Company, among other things, (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Surviving Corporation”), and (ii) immediately following the First Merger, as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger (the “Surviving Entity”), and as a result of which the Surviving Entity will become a wholly owned Subsidiary of Parent;

WHEREAS, the PIPE Investors have entered into Subscription Agreements with Parent, pursuant to which, among other things and on the terms and subject to the conditions set forth in such Subscription Agreements, such PIPE Investors have agreed to purchase from Parent shares of Parent’s Class A common stock, par value $0.0001 per share (the “Parent Class A Common Stock”), for cash in an aggregate purchase price equal to the PIPE Investment Amount, with such purchases to be consummated immediately prior to the Closing under the Merger Agreement; and

WHEREAS, Parent has agreed to use cash in an amount equal to the Aggregate Repurchase Price to repurchase a number of shares, as further described below, of (x) Parent Class A Common Stock from the Selling Company Holders set forth on Schedule I hereto (collectively, the “Class A Common Holders”) and (y) Parent’s Class V common stock, par value $0.0001 per share (the “Parent Class V Common Stock” and together with the Class A Common Stock, the “Parent Common Stock”) from the Selling Company Holders set forth on Schedule I hereto (collectively, the “Class V Common Holders” and together with the Class A Common Holders, the “Holders”), in each case, at a price of $10.00 per share, effective as of, and on, the Business Day following the Second Effective Time (the “Repurchase Closing Date”), in accordance with the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.     Repurchase.

(a)    In accordance with the terms and subject to the conditions of this Agreement, on the Repurchase Closing Date, Parent hereby agrees to purchase from each of the Holders, the number of shares of Parent Common Stock equal to the product of: (x) (i) the Aggregate Repurchase Price, divided by (ii) $10.00, multiplied by (y) such Holder’s Pro Rata Share, and rounded down to the nearest whole number of shares (such shares, the “Repurchase Shares”), in each case, at a price of $10.00 per Repurchase Share in cash (such repurchases of the Repurchase Shares, collectively, the “Repurchase”).

(b)    For purposes of this Agreement, “Pro Rata Share” shall mean, with respect to each Holder, the percentage of the Aggregate Repurchase Price allocated to such Holder, as set forth next to such Holder’s name on Schedule I hereto.

2.    Qualifications. Notwithstanding anything to the contrary in this Agreement:

(a)    in no event will Parent be required to fund more than the Aggregate Repurchase Price, in each case, pursuant to Section 1 (it being understood that the Aggregate Purchase Price may be zero);

(b)    nothing in this Agreement shall limit or modify the rights or obligations of any party under the Merger Agreement; and

(c)    this Agreement will become effective upon, and only upon, the Closing, and if the Closing does not occur or the Merger Agreement is validly terminated for any reason, this Agreement shall automatically terminate without any action by the parties hereto and become null and void, and none of the parties shall have any obligations hereunder; provided that, notwithstanding anything herein to the contrary, this Section 2(c) and Section 7 (including Section 7(m), but excluding Section 7(i)) shall be effective as of the date hereof, regardless of whether the Closing occurs or the Merger Agreement is validly terminated.

3.    Closing.

(a)    In accordance with the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by Section 1 (the “Repurchase Closing”) shall take place on the Repurchase Closing Date. At the Repurchase Closing:

(i)    Subject to the Aggregate Repurchase Price being greater than $0.00, Parent shall deliver (or cause to be delivered) to each Holder an amount in cash, by wire transfer of immediately available funds to an account designated by such Holder in writing no later than five (5) Business Days prior to the Repurchase Closing Date, equal to (x) the number of Repurchase Shares to be purchased from such Holder, multiplied by (y) $10.00 (the “Applicable Repurchase Price”); and

(ii)    each Holder shall deliver (or cause to be delivered):

(1)

the Repurchase Shares (along with any applicable instruments of transfer, including stock powers and letters of transmittal, as applicable), free and clear of any Lien of any kind or nature whatsoever, in book entry form to Parent or to a custodian designated by Parent prior to the Repurchase Closing;

(2)	a validly executed IRS Form W-9;

(3)	a completed copy of the Tax Certification Form attached hereto as Exhibit A; and

(4)	such documents or instruments required by Parent’s transfer agent.

(b)    The Repurchase Closing shall be subject to the conditions that:

(i)    all of the conditions set forth in Article VIII of the Merger Agreement shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof in accordance with the terms of the Merger Agreement), the Mergers shall have been consummated and the Second Effective Time shall have occurred;

(ii)    the Aggregate Repurchase Price is greater than $0.00; and

(iii)    (x) with respect to Parent, all representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Repurchase Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Merger Agreement), except for, in each case, inaccuracies in the representations and warranties of the Holders which would not preclude the ability of the Holders to consummate the transactions contemplated hereby, and consummation of the Repurchase Closing shall constitute a reaffirmation by the Holders of each of the representations, warranties and agreements of the Holders contained in this Agreement as of the Repurchase Closing Date; and (y) with respect to the Holders, all representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Repurchase Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Merger Agreement), except for, in each case, inaccuracies in the representations and warranties of Parent which would not preclude the ability of Parent to consummate the Repurchase, and consummation of the Repurchase Closing shall constitute a reaffirmation by Parent of each of the representations, warranties and agreements of Parent contained in this Agreement as of the Repurchase Closing Date.

(c)    At the Repurchase Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement, on the terms and conditions set forth herein.

4.    Withholding. Parent, the Company and, following the Second Effective Time, the Surviving Entity, and each of their respective agents, Affiliates and representatives, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any amounts as may be required to be deducted and withheld from such amounts under the Internal Revenue Code of 1986, as amended, or any other applicable Law (as reasonably determined by Parent, the Company and, following the Second Effective Time, the Surviving Entity, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In the event that withholding was required, to the extent that such amounts are not so deducted and withheld from any Person, such Person shall indemnify Parent, the Company and, following the Second Effective Time, the Surviving Entity, and each of their respective agents, Affiliates and representatives that was required to perform such withholding, for such amounts, together with any related losses.

5.    Parent Representations and Warranties. Parent represents and warrants to the Holders as of the date hereof and as of the Repurchase Closing Date that:

(a)    Due Incorporation, Authorization and Enforceability. Parent is duly incorporated and in good standing under the laws of the State of Delaware. Subject to obtaining the approvals in connection with Parent’s performance of the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby (the “Required Approvals”), (i) Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Repurchase, (ii) this Agreement has been duly authorized, executed and delivered by Parent, and (iii) assuming due authorization, execution and delivery by, and enforceability against, the Holders, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Remedies Exception.

(b)    No Conflict. Subject to obtaining the Required Approvals, the execution and delivery by Parent of this Agreement and the consummation by Parent of the Repurchase will not (i) conflict with Parent’s Charter Documents, as in effect at the time of such execution and delivery and the Repurchase, respectively, (ii) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or governmental order applicable to Parent, or (iii) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement or instrument (“Contract”) to which Parent is a party or by which Parent may be bound, or terminate or result in the termination of any such Contract, except, in the case of clauses (ii) and (iii), to the extent that the occurrence of the foregoing would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to enter into and perform its obligations under this Agreement.

(c)    No Consents. Subject to obtaining the Required Approvals, and other than the filings and notices contemplated by Sections 7.3, 7.5, 7.6 and 7.7 of the Merger Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Entity or other Person is required on the part of Parent with respect to Parent’s execution or delivery of this Agreement or the consummation of the Repurchase.

(d)    No Other Representations or Warranties. Parent acknowledges that there have been no representations, warranties, covenants and agreements made to Parent by the Holders, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement or any other Transaction Agreement.

6.    Holder Representations and Warranties. Each of the Holders, severally and not jointly, represents and warrants to Parent with respect to such Holder as of the date hereof and as of the Repurchase Closing Date that:

(a)    Organization, Authorization and Enforceability.

(i)    To the extent that such Holder is not an individual, such Holder is an entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is formed, organized or incorporated (as applicable). Such Holder is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

(ii)    The execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder and the consummation by such Holder of the transactions contemplated hereby, have been duly authorized by all requisite action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder, and (assuming due authorization, execution and delivery by, and enforceability of this Agreement against, Parent) this Agreement constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to the Remedies Exception.

(iii)    If (x) such Holder is a natural person, (y) such Holder is married and (z) such Holder’s Repurchase Shares constitute community property or if such Holder otherwise requires spousal or other approval for any provisions of this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of such Holder’s spouse or such other Person, enforceable against such spouse or other Person in accordance with its terms, except as such enforceability may be limited by the Remedies Exception.

(b)    No Conflict. The execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder and the consummation by such Holder of the transactions contemplated hereby will not (i) conflict with such Holder’s Governance Documents, as in effect at the time of such execution and delivery and the Repurchase, respectively, (ii) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or governmental order applicable to such Holder, or (iii) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Holder is a party or by which such Holder may be bound, or terminate or result in the termination of any such Contract, except, in the case of clauses (ii) and (iii), to the extent that the occurrence of the foregoing would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Holder to enter into and perform its obligations under this Agreement.

(c)    No Consents. No consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Entity or other Person is required on the part of such Holder with respect to the execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder and the consummation by such Holder of the transactions contemplated hereby.

(d)    Ownership of Repurchase Shares. Immediately prior to the Repurchase Closing, such Holder will own, beneficially and of record, and will have valid title to, and the right to transfer to Parent, all of the Repurchase Shares to be sold by such Holder to Parent pursuant to this Agreement, free and clear of any Lien of any kind or nature whatsoever. At the Repurchase Closing, upon delivery of the Repurchase Shares in book entry form to Parent, in accordance with the terms of this Agreement, or to a custodian designated by Parent prior to the Repurchase Closing, and payment of the Repurchase Price for such Repurchase Shares, good and valid title to such Repurchase Shares, free and clear of all Liens, will pass to Parent. No Person has any written or oral Contract, agreement, arrangement or understanding or option for, or any right or privilege (whether by Law, preemption or Contract) that is or is capable of becoming a Contract, agreement, arrangement or understanding or option for, the purchase or acquisition from such Holder of any of the Repurchase Shares.

(e)    Information. Such Holder acknowledges that it knows that Parent may have material, non-public information regarding Parent and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects (collectively, “Information”). Such Holder acknowledges that it has been offered and does not wish to receive any of this Information and that such Information might be material to such Holder’s decision to sell the Repurchase Shares or otherwise materially adverse to such Holder’s interests. Accordingly, such Holder acknowledges and agrees that Parent shall not have any obligation to disclose to such Holder any of such Information. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the transactions contemplated by this Agreement, including the Repurchase. Such Holder hereby waives and releases, to the fullest extent permitted by applicable Law, any and all claims and causes of action it has or may have against Parent or its Affiliates, or its or their respective controlling persons, officers, directors, employees, Representatives and agents, based upon, relating to or arising out of the Repurchase and the other transactions contemplated hereby, including (without limitation) any claim or cause of action based upon, relating to or arising out of nondisclosure of the Information.

(f)    No Other Representations or Warranties. Such Holder acknowledges that there have been no representations, warranties, covenants and agreements made to such Holder by Parent, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement or any other Transaction Agreement.

7.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (iv) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

Victory Park Management, LLC
c/o VPC Impact Acquisition Holdings III, Inc.
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606
Attention: Scott Zemnick
Facsimile: (312) 701-0794
E-mail: szemnick@vpcadvisors.com

with a copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention: Raymond Bogenrief
Facsimile: (312) 881-5450
E-mail: Raymond.Bogenrief@whitecase.com

if to a Holder, to: such Holder’s address set forth on Schedule I hereto, as applicable.

if to the Company, to:

Dave Inc.
1265 South Cochran Avenue
Los Angeles, California 90019
Attention: Jason Wilk John Ricci
E-mail: Jason@dave.com johnricci@dave.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
631 Wilshire Blvd, Suite 2-C
Santa Monica, California 90401
Attention: Josh Pollick Hari Raman Albert W. Vanderlaan
E-mail: jpollick@orrick.com hraman@orrick.com avanderlaan@orrick.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(b)    Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)    Expenses. Except as otherwise expressly provided herein or, in respect of Parent, Section 11.10 of the Merger Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Repurchase Closing shall have occurred.

(d)    Entire Agreement; Third-Party Beneficiaries. This Agreement and, as between Parent and the Company, the applicable provisions of the Merger Agreement, constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

(e)    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(f)    Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 7(f).

(g)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)    Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void; provided that, notwithstanding the foregoing, the assignment or transfer of this Agreement (by operation of law or otherwise) by the Company to the Surviving Corporation and/or the Surviving Entity in connection with the Mergers shall not require the prior written consent of any other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(i)    Publicity.

(i)    All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Parent and the Holders, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however that no consent shall be required for any communications to a director, manager, officer, stockholder, partner, limited partner, member, potential investor or affiliate of such entity or an investment fund or other entity controlled or managed by such entity or any of its affiliates.

(ii)    The restriction in Section 7(i)(i) shall not apply to the extent the public announcement is required by applicable securities law, any Governmental Entity or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other parties in advance as to its form, content and timing.

(j)    Amendment and Modification; Waiver. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each party hereto and which makes reference to this Agreement. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(k)    Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(l)    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and any express guarantor of any such party’s obligations hereunder and then only with respect to the specific obligations set forth herein with respect to such party; provided, however, that the foregoing shall not relieve any party for liability with respect to fraud.

(m)    No Claims Against Trust Account. Notwithstanding anything in this Agreement to the contrary, Section 7.11 (No Claim Against Trust Account) of the Merger Agreement shall be deemed incorporated into this Agreement by reference, mutatis mutandis. Each Holder hereby agrees to be bound by the terms and conditions set forth in Section 7.11 (No Claim Against Trust Account) of the Merger Agreement, as incorporated herein by reference, fully and to the same extent as if (i) such Holder was a party and signatory to such provision of the Merger Agreement and (ii) all references to the “Company” in such Section 7.11 (No Claim Against Trust Account) of the Merger Agreement were deemed references to such Holder.

(n)    Termination. Other than this Section 7 (including Section 7(m), but excluding Section 7(i)) (which Section 7 (including Section 7(m), but excluding Section 7(i)) shall survive the Repurchase Closing or the earlier termination of this Agreement or the Merger Agreement), this Agreement shall terminate and be void and of no further force and effect and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, or (iii) if any of the conditions to the Repurchase Closing set forth in Section 3(b) of this Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Repurchase Closing and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated at the Repurchase Closing; provided, that nothing herein shall relieve any party from liability for any willful breach hereof prior to the time of termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

PARENT:

VPC IMPACT ACQUISITION HOLDINGS III, INC.

By:	/s/ Gordon Watson
Name:	Gordon Watson
Title:	Co-Chief Executive Officer

[Signature Page to Repurchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

DAVE INC.

By:	/s/ Jason Wilk
Name:	Jason Wilk
Title:	Chief Executive Officer

[Signature Page to Repurchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

HOLDER:

JASON WILK

By:	/s/ Jason Wilk

[Signature Page to Repurchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

HOLDER:

KYLE BEILMAN

By:	/s/ Kyle Beilman

[Signature Page to Repurchase Agreement]

SCHEDULE I

HOLDERS

Holder Name	Address for Notice	Pro Rata Share (%)
Jason Wilk	1265 South Cochran Avenue Los Angeles, California 90019	80%
Kyle Beilman	1265 South Cochran Avenue Los Angeles, California 90019	20%

EXHIBIT A

TAX CERTIFICATION – STOCK OWNERSHIP

1.    Number of shares of Parent Class [A/V] Common Stock received by the Holder in the First Merger:                                              .

2.    Number of shares of Parent Class [A/V] Common Stock owned by the Holder immediately following the Repurchase:                                              .

Note:    For purposes of this Tax Certification, the number of shares of Parent Class [A/V] Common Stock owned by the Holder shall include shares it actually owns, and also shares it constructively owns within the meaning of section 318 of the Internal Revenue Code of 1986, as amended.

The undersigned declares and certifies that he or she has examined this certification and to the best of his or her knowledge and belief it is true, correct, and complete. The undersigned further declares that he or she has the authority to sign this document on behalf of Holder.

[HOLDER]

By:
[Name:]
[Title:]